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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in this pre-effective Amendment No. 3 to Registration Statement of Monterey Pasta Company on Form S-3 of our report dated March 26, 1997, except for Notes 6 and 19, which are as of September 19, 1997, appearing in the Annual Report on Form 10-K of Monterey Pasta Company for the year ended December 29, 1996, as amended by Form 10-K/ A, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ BDO SEIDMAN, LLP
San Francisco, California
October 14, 1997